Exhibit 31.1

Certification of CEO and CFO Pursuant to Section 302 of
The Sarbanes-Oxley Act of 2002

The following certification includes references to an evaluation of the effectiveness of the design and operation of the company’s “disclosure controls and procedures” and to certain matters related to the company’s “internal control over financial reporting.” Item 3 of Part I of this Quarterly Report presents the conclusions of the Chief Executive Officer and the Chief Financial Officer about the effectiveness of MagnaData’s disclosure controls and procedures based on and as of the date of such evaluation (relating to Item 3 of the certification).

CERTIFICATION

I, David Neal, the Chief Executive Officer and Chief Financial Officer, certifies that:

1.	I have reviewed this quarterly report on Form 10-Q SB of MagnaData, Inc.;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading with respect to the period covered by the report;
3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and I have:
	a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant is made known to us by others within the Corporation, particularly during the period in which this report is being prepared;
	b)	evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
	c)	disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and
5.	I have disclosed, based on my most recent evaluation, to the registrant’s auditors and audit committee of the registrant’s board of directors:
	a)	All significant deficiencies in the design or operation of the registrant’s internal controls which should adversely affect the company’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in the internal controls; and
	b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

Date: November 9, 2004	By: /s/ David Neal
Chief Executive Officer and Chief Financial Officer